UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2020

(Date of earliest event reported)

AMAYA Global Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-174874	35-2379917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Madison Avenue, Suite 201

New York, NY 10016

Phone: 212-871-6174

(Address of principal executive offices and zip code and Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 12, 2020, pursuant to the Certificate of Amendment to the Certificate of Articles of Incorporation of General Agriculture Corp (the “Company”) filed with the State of Delaware, the Company changed its name to AMAYA Global Holdings Corp.

On March 2, 2020, in connection with the above described name change, the common stock of AMAYA Global Holdings Corp started to be quoted on the OTC Markets under the symbol “AYAG”.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMAYA Global Holdings Corp.

Dated: March 2, 2020	/s/ Man Yam Man Yam Chairman, President